SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       December 5, 1997
                                                 -----------------------------



                             Harrow Industries, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                     1-9440                 52-1499045
(State or other jurisdiction          (Commission             (I.R.S. Employer
of incorporation or organization)     File Number)           Identification No.)


              2627 East Beltline, SE, Grand Rapids, Michigan 49546
                    (Address of principal executive offices)



                                 (616) 942-1440
              (Registrant's telephone number, including area code)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

     Following the execution of an Asset Purchase Agreement dated as of December 5, 1997 (the "Agreement"), to be effective as of November 30, 1997, between Harrow Products, Inc., a wholly-owned subsidiary of the Registrant ("Harrow Products") and Rutt Custom Cabinetry LLC, a Pennsylvania limited liability company ("RCCLLC"), Harrow Products completed the sale to RCCLLC of substantially all of the assets of its Rutt Division. The determination of the purchase price was a result of arms-length negotiation. It is anticipated that the cash purchase price will be approximately Twelve Million Dollars ($12,000,000), plus Seller retained Notes Receivable and the aggregate amount of Assumed Liabilities (as such terms are defined in the Agreement), subject to adjustment pursuant to the terms of the Agreement which will be based on a Working Capital Statement to be prepared as of December 5, 1997. The sale is expected to result in a gain.

     There were no material relationships between RCCLLC and the Company or any of its affiliates, directors, officers or associates of any such director or officer.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)      Pro Forma Condensed Financial Information

     The pro forma financial information shall be filed by Registrant on Form 8 as soon as practicable, but not later than February 20, 1998.

(b)      Exhibits

     Asset Purchase Agreement dated as of December 5, 1997, between Harrow Products and RCCLLC.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the reporting person has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          HARROW INDUSTRIES, INC.
                                          (Registrant)



December 19, 1997                         By: /s/ John S. Hogan
                                          Name: John S. Hogan
                                          Title: VP & CFO

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                 HARROW PRODUCTS, INC., HARROW INDUSTRIES, INC.

                                       and

                           RUTT CUSTOM CABINETRY, LLC

                             Dated December 5, 1997

                                Table of Contents


                                                                            Page
1. DEFINITIONS...............................................................  1

2. SALE OF ASSETS; ASSUMPTION OF LIABILITIES; CLOSING........................ 13
   2.1 Sale of Asset; Assumption of Liabilities.............................. 13
   2.2 Purchase Price........................................................ 13
   2.3 Closing............................................................... 14
   2.4 Closing Obligations................................................... 14
   2.5 Adjustment Amount; Adjustment Procedure............................... 15
   2.6 No Assumption of Retained Liabilities................................. 16
   2.7 Allocation of Purchase Price.......................................... 16

3. REPRESENTATIONS AND WARRANTIES OF SELLER.................................. 16
   3.1 Organization and Good Standing........................................ 16
   3.2 Authority; No Conflict................................................ 17
   3.3 Capitalization........................................................ 18
   3.4 Financial Statements.................................................. 18
   3.5 Books and Records..................................................... 19
   3.6 Title to Properties; Encumbrances..................................... 19
   3.7 Condition and Sufficiency of Assets................................... 20
   3.8 Accounts Receivable................................................... 20
   3.9 Inventory............................................................. 21
   3.10 No Undisclosed Liabilities........................................... 21
   3.11 Taxes................................................................ 21
   3.12 No Material Adverse Change........................................... 21
   3.13 Employee Benefits.................................................... 22
   3.14 Compliance with Applicable Legal Requirements;
        Governmental Authorizations.......................................... 22
   3.15 Legal Proceedings; Orders............................................ 23
   3.16 Absence of Certain Changes and Events................................ 24
   3.17 Contracts; No Defaults............................................... 26
   3.18 Insurance............................................................ 28
   3.19 Environmental Matters................................................ 28
   3.20 Employees............................................................ 30
   3.21 Labor Relations; Compliance.......................................... 30
   3.22 Intellectual Property................................................ 31
   3.23 Certain Payments..................................................... 34
   3.24 Disclosure........................................................... 34

   3.25 Relationships with Related Persons................................... 34
   3.26 Brokers or Finders................................................... 35
   3.27 Knowledge............................................................ 35
   3.28 Warranties........................................................... 35
   3.29 Warranty Reserve..................................................... 35
   3.30 Inventory Reserve.................................................... 35
   3.31 Accounts Receivable Reserve.......................................... 35

4. REPRESENTATIONS AND WARRANTIES OF BUYER................................... 35
   4.1 Organization and Good Standing........................................ 35
   4.2 Authority; No Conflict................................................ 36
   4.3 Certain Proceedings................................................... 36
   4.4 Brokers or Finders.................................................... 37
   4.5 Solvency.............................................................. 37

5. COVENANTS OF SELLER....................................................... 37
   5.1 Access and Investigation.............................................. 37
   5.2 Operation of the Rutt Division Business............................... 37
   5.3 Negative Covenant..................................................... 37
   5.4 Required Approvals.................................................... 38
   5.5 Notification.......................................................... 38
   5.6 No Negotiation........................................................ 38
   5.7 Best Efforts.......................................................... 38
   5.8 Conversion of Flagship Receivables.................................... 38
   5.9 Assignment of Merchandise Mart Lease.................................. 39
   5.10 Operations Between Effective Date and Closing Date................... 39
   5.11 Environmental Matters................................................ 39
   5.12 Product Liability Insurance.......................................... 39

6. COVENANTS OF BUYER........................................................ 39
   6.1 Approvals of Governmental Bodies...................................... 39
   6.2 Best Efforts.......................................................... 40
   6.3 Assumption of Merchandise Mart Lease.................................. 40
   6.4 Product Liability Insurance........................................... 40
   6.5 Reimbursement of Seller............................................... 40

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................... 40
   7.1 Accuracy of Representations........................................... 40
   7.2 Seller's Performance.................................................. 41
   7.3 Consents.............................................................. 41

   7.4 Additional Documents.................................................. 41
   7.5 No Proceedings........................................................ 41
   7.6 No Claim Regarding Sale Proceeds...................................... 42
   7.7 No Prohibition........................................................ 42
   7.8 Delivery of Buyer Flagship Notes...................................... 42
   7.9 Financing............................................................. 42

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE...................... 42
   8.1 Accuracy of Representations........................................... 42
   8.2 Buyer's Performance................................................... 43
   8.3 Consents.............................................................. 43
   8.4 Additional Documents.................................................. 43
   8.5 No Injunction......................................................... 43
   8.6 No Proceedings........................................................ 43
   8.7 No Prohibition........................................................ 43
   8.8 Delivery of Seller Flagship Notes..................................... 44

9. TERMINATION............................................................... 44
   9.1 Termination Events.................................................... 44
   9.2 Effect of Termination................................................. 44

10. INDEMNIFICATION; REMEDIES................................................ 45
   10.1 Survival; Right to Indemnification Not Affected by Knowledge......... 45
   10.2 Indemnification and Payment of Damages by Seller..................... 45
   10.3 Indemnification and Payment of Damages by Seller
        --Environmental Matters.............................................. 46
   10.4 Indemnification and Payment of Damages by Buyer...................... 48
   10.5 Time Limitations..................................................... 48
   10.6 Limitations on Amount--Seller........................................ 49
   10.7 Limitations on Amount--Buyer......................................... 50
   10.8 Procedure for Indemnification--Third Party Claims.................... 50
   10.9 Procedure for Indemnification--Other Claims.......................... 51

11. GENERAL PROVISIONS....................................................... 52
   11.1 Employees of Seller.................................................. 52
   11.2 Expenses............................................................. 52
   11.3 Public Announcements................................................. 52
   11.4 Confidentiality...................................................... 52
   11.5 Notices.............................................................. 53
   11.6 Jurisdiction; Service of Process..................................... 54
   11.7 Further Assurances................................................... 54

   11.8 Waiver............................................................... 54
   11.9 Entire Agreement and Modification.................................... 54
   11.10 Schedules........................................................... 55
   11.11 Assignments, Successors, and No Third-Party Rights.................. 55
   11.12 Severability........................................................ 55
   11.13 Section Headings, Construction...................................... 55
   11.14 Governing Law....................................................... 56
   11.15 Counterparts........................................................ 56
   11.16 Guaranty............................................................ 56

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of December 5, 1997, to be effective as of November 30, 1997 (the "Effective Date") by RUTT CUSTOM CABINETRY. LLC, a Pennsylvania Limited Liability Company (the "Buyer"), HARROW PRODUCTS, INC., a Delaware corporation (the "Seller") and HARROW INDUSTRIES, INC., a Delaware corporation ("Industries").

                                    RECITALS

     A. Industries indirectly owns all of the outstanding capital stock of the Seller.

     B. The Seller desires to sell, and the Buyer desires to purchase, certain assets of the Seller and the Buyer desires to assume certain liabilities of the Seller, on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1 . DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"Accounts Receivable Reserve"--as defined in Section 3.31.
"Adjustment Amount "--as defined in Section 2.5.
"Applicable Contract"--any Contract (a) under which the Seller has or will acquire any rights relating to the operation of the current business of the Rutt Division, (b) under which the Seller has or will become subject to any obligation or liability relating to the operation of the current business of the Rutt Division, or (c) by which the Seller or any of the assets owned or used by it relating to the operation of the current business of the Rutt Division is or will become bound.

"Applicable Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty applicable to the Facilities, Assets or the business of the Rutt Division as in effect as of the Effective Date.

"Assets"--all of the Seller's property and assets, as of the Closing Date, necessary for the operation of the current business of the Rutt Division, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, other than the Excluded Assets, including, without limitation, the following, each as it is necessary for the operation of the current business of the Rutt Division:

          (a) all fee, leasehold and other title to all real property owned and leased by the Seller and necessary for the operation of the current business of the Rutt Division, including the real property described in Schedule l(a), together with all improvements, buildings, and fixtures located thereon or therein and all construction in progress;

          (b) all machinery, fixtures, equipment, computer hardware and software (subject to any restrictions by the licensor on the assignment thereof), tools, supplies, spare parts, furniture, vehicles and other tangible personal property assets owned or leased by the Seller and necessary for the operation of the current business of the Rutt Division, including, without limitation, those items described in Schedule l(b) hereto (which includes an appraisal dated December 1, 1997);

          (c) all inventories of raw materials, work-in-progress and finished goods of the Seller relating to the operation of the current business of the Rutt Division;

          (d) except as provided for in the definition of "Excluded Assets," all trade accounts receivable and other rights to receive payments relating to the operation of the current business of the Rutt Division from customers of the Seller (including without limitation the Buyer Flagship Receivables but excluding the Seller Flagship Receivables), including all trade accounts receivable representing amounts receivable in respect of goods shipped and/or products sold and/or services rendered to customers of the Seller on or prior to the Closing Date, and the full benefit of all security for such accounts and debts, and those other accounts receivable and notes receivable (including any claims, remedies and other rights relating to any of the foregoing) listed on Schedule l(d);

          (e) except as provided for in the definition of "Excluded Assets," all of the Seller's interest in (including all rights, benefits and obligations) all Contracts related to the operation of the current business of the Rutt Division (subject to any restrictions on the assignment thereof), including those described on Schedule l(e), and all outstanding offers of solicitations to enter into any Contract to the extent such offers are valid with respect to the Buyer, except for any Contract included in the Excluded Assets;

          (f) all Governmental Authorizations owned, held or utilized by the Seller in connection with the ownership of the Assets and the operation of the current business of the Rutt Division, and all pending applications therefor, in each case to the extent transferrable to the Buyer, including those listed on Schedule 1(f);

          (g) except as provided for in the definition of "Excluded Assets", all data and records relating solely to the operations of the current business of the Rutt Division, including client and customer lists and records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, copies of financial records, correspondence and other similar documents and records; provided, however, that to the extent that any such data and records do not solely relate to the current business of the Rutt Division ("Joint Data"), the Assets shall only include those which relate solely to the current business of the Rutt Division and the Seller shall deliver at Closing to Buyer copies of the Joint Data;

          (h) all of the intangible rights and property and Intellectual Property Assets of the Seller related to the operation of the current business of the Rutt Division (subject to any restrictions on the assignment thereof), including all software (including all source codes and object codes), products, trade secrets, know-how, processes, methods, plans, research data, marketing plans and strategies, forecasts, telephone and fax numbers, domain names and web sites, trademarks, service marks, trade names, patents and patent rights, logos and copyrights, and all applications for trademark, service mark, trade name, patent and copyright registrations, including those listed on Schedule l(h);

          (i) except as provided for in the definition of "Excluded Assets," all claims of the Seller against third parties relating to the Seller's business or the Assets, whether choate or inchoate, known or unknown, contingent or otherwise, including all such claims listed on Schedule 1(i);

          (j) all property insurance proceeds (including applicable deductibles, copayments or self-insured requirements) arising in connection with damage to the Assets occurring prior to the Closing Date, to the extent not expended prior to the Closing Date and to the extent such proceeds do not serve as reimbursement to the Seller for payment previously made for the repair or replacement of Assets covered by such insurance, for the repair or restoration of the Assets;

          (k) those prepaid expenses relating to the Assets which are listed on Schedule l(k);

          (1) the goodwill of the Rutt Division;

          (m) except as provided for in the definition of "Excluded Assets," all other properties and assets of every kind, character or description, tangible or intangible, owned by the Seller and necessary for the operation of the current business of the Rutt Division, to the extent assignable in the case of intangible properties and assets, whether or not similar to the items specifically set forth above, except the Excluded Assets; and

          (n) all cash and cash equivalents of the Rutt Division acquired after the Effective Date to the extent such cash and cash equivalents do not relate to the Excluded Assets.

"Assumed Liabilities"--(i) all trade accounts payable and accrued liabilities of the type listed on Schedule 2 that are reflected on the Rutt Interim Balance Sheet (other than trade accounts payable and accrued liabilities with respect to a Related Person of the Seller); (ii) all trade accounts payable and accrued liabilities of the type listed on Schedule 2 (other than trade accounts payable to any Related Person of the Seller) that have been incurred in the ordinary course of business between the date of the Rutt Interim Balance Sheet and the Effective Date; (iii) all trade accounts payable and accrued liabilities of the type listed on Schedule 2 (other than trade accounts payable to any Related Person of the Seller) that have been incurred in the ordinary course of business between the Effective Date and the Closing Date, but only to the extent such payables and accrued liabilities, other than those necessary to fill customer orders placed or to be placed in the ordinary course of business, were approved in writing by Buyer prior to being incurred; (iv) all liabilities and obligations to the Rutt Division's customers for work orders outstanding and work-in-progress as of the Effective Date; (v) all liabilities and obligations to the Rutt Division's customers under written warranty agreements given by the Rutt Division to its customers prior to the Closing Date; (vi) all liabilities and obligations of the Rutt Division arising after the Effective Date (other than any liability or obligation for a breach or default which occurred prior to the Effective Date) under the Contracts described on Schedule 1(e); (vii) all liabilities and obligations of the Seller arising after the Effective Date (other than any liability or obligation for a breach or default which occurred prior to the Effective Date) under any Contract included in the Assets and entered into by the Rutt Division in the ordinary course of business between the Effective Date and the Closing Date, but only to the extent such liabilities and obligations, other than those necessary to fill customer orders placed or to be placed in the ordinary course of business, were approved in writing by Buyer prior to being incurred; (viii) all liabilities and obligations of the Rutt Division described on Schedule 2 hereto; (ix) real estate taxes related to any real property included in the Assets accruing from and after the Effective Date;
(x) all product liability and warranty claims with respect to all products manufactured by Buyer on or after the Closing Date, except for those claims covered in clause xi; (xi) warranty claims with respect to formulation changes (such changes are identified on Schedule 2) in coatings and sealers contained on products manufactured by the Buyer, except with respect to such products as will have been manufactured by Buyer at any time within the six (6) month period commencing on the Effective Date and with respect to which such warranty claims are asserted within the eighteen (18) month period commencing on the Effective Date; and (xii) fifty percent (50%) of any taxes, other than income taxes, arising from the sale of the Assets contemplated hereby.

"Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to expend any money other than inconsequential amounts or to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"Buyer"--as defined in the first paragraph of this Agreement.

"Buyer Flagship Notes" --as defined in Section 5.8(b).

"Buyer Flagship Receivables" --all trade accounts receivable and other rights to receive payment from the following two Rutt Division dealers of the Seller as of the Effective Date in the aggregate amount of $300,000: (1) Kitchen & Bath Studios (d/b/a Rutt of Seattle), and (2) The Kitchen Showcase of Vancouver.

"Buyer Indemnified Persons "--as defined in Section 10.2.

"Closing"--as defined in Section 2.3.

"Closing Date "--the date and time as of which the Closing actually takes place.

"Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contemplated Transactions"--all of the transactions contemplated by this Agreement.

"Contract"--any agreement, contract, obligation, promise, or undertaking that is legally binding on the Seller with respect to the business of the Rutt Division.

"Damages "--as defined in Section 10.2.

"Effective Date" --as defined in the first paragraph of the Agreement.

"Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air
(including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility (including financial) arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, cleanup or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; or

          (c) corrective action, including any compliance or corrective measures, investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law or natural resource damages;

The terms "removal." "remedial," and "response action," have the meanings set forth in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended ("CERCLA") and the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. Sections 6020, et seq., as amended ("HSCA").

"Environmental Law"--CERCLA, HSCA the Resource Conversation and Recovery Act, the Clean Air Act, the Clean Water Act, the Solid Waste Management Act, the Storage Tank and Spill Prevention Act and any Applicable Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual Releases or Threat of Releases of Hazardous Materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have impact on the Environment;

          (b) preventing or reducing to acceptable levels the Release of Hazardous Materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of Hazardous Materials that are generated;

          (d) regulating Hazardous Activities that impact, or could impact, that Environment or protecting resources, species, or ecological amenities;

          (e)  reducing  to  acceptable   levels  the  risks   inherent  in  the
     transportation of Hazardous Materials;

          (f) Cleanup of Hazardous Materials that have been released, preventing the Threat of Release, or paying the costs of such Cleanup or prevention; or

          (g) making responsible parties pay to private parties or into governmental trusts for actual or potential damages done to their health or Environment, or for failure to comply with any Applicable Legal Requirement relating to Hazardous Activities or a Release or Threat of Release of Hazardous Materials.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Escrow Agreement "--as defined in Section 2.4.

"Exchange Act"--the Securities Exchange Act of 1934, as amended.

"Excluded Assets "--notwithstanding anything to the contrary contained in this Agreement, the following assets of Seller relating to the current business of the Rutt Division (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets being conveyed hereunder, and shall remain the property of the Seller after the Closing:

          (a) all cash and cash equivalents and securities and short term investments but only to the extent existing as of the Effective Date;

          (b) the minute books, stock records and corporate seals of the Seller;

          (c) the shares of capital stock of the Seller;

          (d) all inventory disposed of or exhausted on or prior to the Closing Date in the ordinary course of business;

          (e) all prepaid expenses not listed in Schedule l(k), claims for refunds and rights to offset in respect thereof;

          (f) all of Seller's insurance policies and rights related thereto as of the Closing Date, including any rights arising with respect to any refunds due with regard to insurance premiums payable to the extent related to insurance policies constituting Excluded Assets;

          (g) all contracts listed on Schedule 3(g),

          (h) all of Seller's personnel records,;

          (i) all records that the Seller is required by law to retain in its possession;

          (j) all claims for refunds of taxes and other governmental charges of whatever nature for all periods prior to the Closing Date;

          (k) all rights and funds in connection with any Plan including but not limited to employee benefit plans or welfare plans and any trust relating thereto;

          (l) all rights and funds in connection with any worker's compensation insurance;

          (m) the assets comprising the Seller's management information system in Coopersville, Michigan;

          (n) any assets  expressly  designated  in  Schedule  3(n) as  Excluded
     Assets;

          (o) the Seller Flagship Receivables;

          (p) the Moser claim, pending in the Court of Common Pleas of Lancaster County, Pennsylvania and docketed at No. 01733-1997; and

          (q) any assets which are not necessary for the operation of the current business of the Rutt Division.

"Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Seller in connection with the Rutt Division and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Seller.

"Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual.

"GAAP"--generally accepted United States accounting principles, applied on a consistent basis.

"Governmental Authorization "--any approval, consent, license, permit, waiver, or other authorization issued. granted, given, or otherwise made available by or under the authority of any Governmental- Body or pursuant to any Applicable Legal Requirement.

"Governmental Body "--any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature,

          (b) federal, state, local, municipal, foreign, or other government;

          (c)  governmental  or  quasi-governmental   authority  of  any  nature
     (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity "--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses any unreasonable risk of harm to persons or property on or off the Facilities, or that may adversely affect the value of the Facilities, relating to the presence, Release or Threat of Release of Hazardous Materials.

"Hazardous Materials"--any waste or substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and petroleum products (including fuel oil or any fraction thereof) and asbestos or asbestos-containing materials.

"Indemnified Persons "--as defined in Section 10.4.

"Industries"--Harrow Industries, Inc., a Delaware corporation.

"Industries Audited Balance Sheet"--as defined in Section 3.4.

"Intellectual Property Assets "--as defined in Section 3.22.

"Inventory Reserve "--as defined in Section 3.30.

"IRC" --the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. The Seller will be deemed to have "Knowledge" of a particular fact or matter only if one or more of the following individuals are actually aware of such fact or other matter. James Dahlke, John Hogan, Jerry Price, Betsy Raymond, Russ Orban, Ed Stone, Dennis Smith, Richard Boone, and Don Hesse (collectively the "Management Group").

"Management Group "--James Dahlke, John Hogan, Jerry Price, Betsy Raymond, Russ Orban, Ed Stone, Dennis Smith, Richard Boone and Don Hesse.

"Material Interest "--direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

"Merchandise Mart Lease "--The lease dated November 3, 1994 and effective as of December 1, 1994 (including any amendments or riders thereto) entered into between the Seller, as lessee, and Merchandise Mart, as lessor, relating to certain real property located at Merchandise Mart Plaza, World Trade Center Chicago, Chicago, IL, 60654.

"MIS Fees and Expenses" --the following fees, as well as all expenses related to the Seller's provisions of the MIS Services, to be paid by the Buyer to the Seller as consideration for the Seller's provision to the Buyer of the MIS Services pursuant to an MIS Service Agreement: (1) $6,250 per month for the first twelve months following the Closing Date; and (2) $10,000 per month for the subsequent six months.

"MIS Services" --services to be performed by the Seller on behalf of the Buyer pursuant to an MIS Services Agreement related to the management information systems utilized in the carrying out of the business of the Rutt Division. Such services shall be limited to routine maintenance on such management information systems which existed prior to the Closing Date and shall not include bringing such systems into compliance for the year 2000.

"Noncompetition Agreement"--as defined in Section 2.4(a)(ii).

"Occupational Safety and Health Law "--any Applicable Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Organizational Documents "--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"Person "--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Plan "--as defined in Section 3.13.

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Related Person "--with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such individual or one or more members of such individual's Family;

          (c)  any  Person  in  which  such   individual   or  members  of  such
     individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any  Person  that  holds a  Material  Interest  in such  specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any  Person  in  which  such  specified  Person  holds a  Material
     Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related  Person of any  individual  described in clause (b) or
     (c).

"Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional, except as permitted by and in compliance with all Environmental Laws.

"Representative"--with respect to a particular Person, any director, member, manager, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Retained Liabilities "-- all liabilities and obligations of the Seller whether known or unknown and whether absolute, accrued, contingent, or otherwise (including, but not limited to, liabilities and obligations incurred prior to the Effective Date related to salaries and wages, Pennsylvania state sales taxes, FICA taxes, federal and state unemployment taxes, management incentive programs, gain sharing programs, workers' compensation, group insurance/surcharge, general liability insurance, automobile insurance, and property insurance) other than the Assumed Liabilities.

"Rutt Division "--the Rutt Custom Kitchens Division of the Seller.

"Rutt Interim Balance Sheet"--as defined in Section 3.4.

"Securities Act"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Seller"--as defined in the first paragraph of this Agreement.

"Seller Flagship Notes" -- as defined in Section 5.8(a).

"Seller Flagship Receivables "--all trade accounts receivable and other rights to receive payments from the following four Rutt Division dealers of the Seller as of the Effective Date in the aggregate amount of $700,000: (1) Kitchen & Bath Studios (d/b/a Rutt of Seattle), (2) Marimar Designs, Inc. (d/b/a Rutt of Los Angeles), (3) Deborah Williams Oertle, Ltd. (d/b/a Rutt of Chicago) and (4) The Kitchen Showcase of Vancouver.

"Seller Indemnified Persons "--as defined in Section 10.4.

"Subsidiary "--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

"Tax Return "--any return (including any information return), report, statement, schedule, notice, form-n, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Applicable Legal Requirement relating to any tax.

"Threat of Release "--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Warranty Reserve "--as defined in Section 3.29.

     2. SALE OF ASSETS; ASSUMPTION OF LIABILITIES: CLOSING.

     2.1 Sale of Assets: Assumption of Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, and effective as of the Effective Date (a) the Seller will sell and transfer the Assets to the Buyer, and the Buyer will purchase the Assets from the Seller; and (b) the Buyer will assume only the Assumed Liabilities.

     2.2 Purchase Price. The purchase price (the "Purchase Price") for the Assets will be (a) the amount of Twelve Million Dollars ($12,000,000), as adjusted by an amount equal to the Adjustment Amount and (b) the assumption of the Assumed Liabilities.

     2.3 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of counsel for Buyer's lender, Davis, Polk & Wardwell, at 9:00 a.m. on December 5, 1997, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.4 Closing Obligations. At the Closing:

          (a) The Seller will deliver to the Buyer:

               (i) an Assignment and Bill of Sale in the form of Exhibit 2.4(i) executed by the Seller (the "Bill of Sale");

               (ii)  a   noncompetition   agreement   in  the  form  of  Exhibit
          2.4(a)(ii), executed by the Seller and Industries (the "Noncompetition Agreement"); and

               (iii) a certificate executed by an officer of the Seller, certifying to the Buyer that each of the Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and, except as to those representations and warranties that contain express materiality qualifications, is accurate in all material respects as of the Closing Date as if made on the Closing Date.

          (b) The Buyer will deliver:

               (i) Eleven Million Six Hundred Thousand Dollars ($11,600,000), by wire transfer to the account specified by the Seller;

               (ii) to the Seller an Assumption of Liabilities instrument executed by the Buyer in the form of Exhibit 2.4(b)(ii) (the "Assumption Agreement");

               (iii) to the escrow agent referred to in Section 2.4(d), the sum of Four Hundred Thousand Dollars ($400,000) by wire transfer; and

               (iv) to the Seller, a certificate  executed by the sole member of the Buyer certifying to the Seller that each of the Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and, except as to those representations and warranties that contain express materiality qualifications, is accurate in all material respects as of the Closing Date as if made on the Closing Date.

          (c) The Seller and Buyer will execute and deliver an MIS Services Agreement substantially in the form of Exhibit 2.4(c).

          (d) The obligations of the Seller under Section 2.5 of this Agreement shall be secured, in part, by the delivery into escrow of cash in the amount of Four Hundred Thousand Dollars ($400,000) by the Buyer, pursuant to the terms of the Escrow Agreement substantially in the form of Exhibit 2.4(d) hereto to be entered into between and among the Buyer, the Seller, and the escrow agent named therein (the "Escrow Agreement"). The remedies of the Buyer under the Escrow Agreement to enforce the obligations of the Seller under Section 2.5 of this Agreement shall be in addition to any other remedies the Buyer has under this Agreement and the other documents executed in connection herewith.

     2.5 Adjustment Amount: Adjustment Procedure.

          (a) The Adjustment Amount (which may be a positive or negative number) will be calculated in accordance with GAAP as follows: If "Working Capital" (as defined in Schedule 2.5 and Attachment A thereto) as of the Effective Date is greater than Two Million Four Hundred Thousand Dollars ($2,400,000), the amount of such excess ("Excess") shall be the Adjustment Amount and shall be added to the Purchase Price. If "Working Capital" (as defined in Schedule 2.5 and Attachment A thereto) as of the Effective Date is less than Two Million Dollars ($2,000,000), the amount of such deficiency ("Deficiency") shall be the Adjustment Amount and shall be subtracted from the Purchase Price.

          (b) The Seller will prepare, and will cause Seller's accountant, Ernst & Young, LLP to review, a statement of Working Capital of the Rutt Division as of the Effective Date (the "Working Capital Statement"). The Seller will deliver the Working Capital Statement to the Buyer and Buyer's accountant, Arthur Andersen, LLP within sixty (60) days after the Effective Date. If within thirty (30) days following delivery of the Working Capital Statement, the Buyer has not given the Seller notice of its objection to the Working Capital Statement (such notice must contain a statement of the basis of the Buyer's objection), then the Working Capital reflected in the Working Capital Statement will be used in computing the Adjustment Amount. If the Buyer gives such notice of objection then the Buyer and the Seller, and their respective accountants, shall attempt to resolve all issues in dispute contained in the Working Capital Statement. If the Buyer and the Seller cannot resolve all such issues within forty-five (45) days from the delivery of the Working Capital Statement, then the remaining issues in dispute will be submitted to Deloitte & Touche (LLP) certified public accountants (the "Accountants"), for resolution. Each party will furnish to the other and to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants or the other party may request and are available to that party (or its independent public accountants). Each party will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants. The determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties. The Buyer and the Seller will each bear 50% of the fees of the Accountants for such determination.

          (c) On the tenth business day following the final determination of the Adjustment Amount, the Seller shall pay the full amount of any Deficiency to the Buyer, or the Buyer shall pay the full amount of any Excess to the Seller, as applicable. All payments of Deficiency or Excess will be made together with interest at 7 % per annum beginning on the Closing Date and ending on the date of payment. Payments must be made in immediately available funds. Payments must be made by wire transfer to such bank account as the Buyer or the Seller, as the case may be, will specify.

     2.6 No Assumption of Retained Liabilities. The Buyer shall not assume any of the Retained Liabilities, and the Seller agrees to pay all Retained Liabilities in full.

     2.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner required by Section 1060 of IRC in the manner set forth on Exhibit 2.7.

     3. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller represents and warrants to the Buyer as follows:

     3.1 Organization and Good Standing. Schedule 3.1 contains a complete and accurate list for the Seller of its name, its jurisdiction of incorporation, and any other jurisdictions in which it is authorized to do business relating to the operation of the current business of the Rutt Division. Each of the Seller and Industries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use, all as relating to the operation of the current business of the Rutt Division. Seller has full authority to perform all its obligations under Applicable Contracts. The Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other Jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification with respect to the operation of the current business of the Rutt Division except where a failure to so qualify would not have a materially adverse effect on the Assets or the business of the Rutt Division. The Seller has delivered to the Buyer copies of the Organizational Documents of the Seller and Industries as currently in effect.

     3.2 Authority: No Conflict.

          (a) This Agreement constitutes the legal, valid, and binding obligation of the Seller and Industries, enforceable against the Seller and Industries in accordance with its terms. Upon the execution and delivery by the Seller of the Escrow Agreement, MIS Services Agreement, the Bill of Sale and the Noncompetition Agreement to which the Seller is a party (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. The Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform its obligations under this Agreement and the Seller's Closing Documents.

          (b) Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement by the Seller or Industries nor the consummation or performance of any of the Contemplated Transactions by the Seller or Industries will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Seller or Industries, or (B) any resolution adopted by the board of directors or the stockholders of the Seller relating to the operation of the current business of the Rutt Division or Industries;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Applicable Legal Requirement or any Order to which the Seller or Industries or any of the Assets, may be subject relating to the operation of the current business of the Rutt Division;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Seller or any of the Assets or Industries and that relates to the operation of the current business of the Rutt Division,

               (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract, other than any Applicable Contract the rights and obligations under which, by law or its terms, cannot be assigned from the Buyer to the Seller; or

               (v) result in the 'imposition or creation of any Encumbrance upon or with respect to any of the Assets.

Except as set forth in Schedule 3.2, neither the Seller nor Industries is, and will not be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3 Capitalization. The authorized equity securities of the Seller consist of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. Industries indirectly is and will be on the Closing Date the record and beneficial owner and holder of all issued and outstanding capital stock of the Seller.

     3.4 Financial Statements.

          (a) The Seller has delivered to the Buyer audited consolidated balance sheets of Industries as of December 1, 1996, and December 3, 1995, and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the periods then ended, together with the report thereon of Ernst & Young LLP, independent certified public accountants, (the audited December 1, 1996 balance sheet included therein is referred to as the "Industries Audited Balance Sheet"), and an interim balance sheet and related income statement and statement of cash flow for Industries for the ten month period ended September 30, 1997. Such financial statements and notes fairly present the financial position and the results of operations, stockholders' equity, and cash flows of Industries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal year-end adjustments and the absence of notes.

          (b) The Seller has delivered to the Buyer: (i) unaudited balance sheets of the Rutt Division as of December 1, 1996 and December 3, 1995
     (ii) an unaudited balance sheet of the Rutt Division as of August 3, 1997 and (iii) an unaudited balance sheet of the Rutt Division as of October 5, 1997 (the "Rutt Interim Balance Sheet"), and the related unaudited statements of operations and cash flows for the respective periods then ended. Such financial statements fairly present the financial position and the results of operations and cash flows of the Rutt Division as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal year-end adjustments and the absence of notes.

          (c) The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in Schedule 3.4 and the notes to such financial statements. Except as provided in Schedule 3.4, no financial statements of any Person other than the Seller are required by GAAP to be included in the consolidated financial statements of Industries.

     3.5 Books and Records.

          (a) The books of account and other records of the Rutt Division, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls.

          (b) The minute books, stock record books, and other records of the Seller which relate to the operation of the current business of the Rutt Division, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls. The minute books of the Seller contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Seller which relate to the operation of the current business of the Rutt Division, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     3.6 Title to Properties: Encumbrances. Schedule 3.6 hereto contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Seller that relate to the operation of the current business of the Rutt Division. The Seller has delivered or made available to the Buyer copies of the deeds and other instruments (as recorded) by which the Seller acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Seller relating to such property or interests. The Seller owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the Assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned by the Seller and operated by the Rutt Division or reflected as owned in the books and records of the Seller, including all of the Assets reflected in the Industries Audited Balance Sheet and the Rutt Interim Balance Sheet (except for Assets held under capitalized leases disclosed or not required to be disclosed in Schedule 3.6 hereto and personal property sold since the date of the Industries Audited Balance Sheet and the Rutt Interim Balance Sheet, as the case may be, in the ordinary course of business), and all such Assets purchased or otherwise acquired by the Seller since the date of the Industries Audited Balance Sheet (except for personal property acquired and sold since the date of the Industries Audited Balance Sheet in the ordinary course of business and consistent with past practice), which subsequently purchased or acquired Assets (other than inventory and short-term investments) are listed in
Schedule 3.6. Except as set forth in Schedule 3.6, all material Assets reflected in the Industries Audited Balance Sheet and the Rutt Interim Balance Sheet which relate to the operation of the current business of the Rutt Division are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all Assets,
(a) mortgages or security interests shown on the Industries Audited Balance Sheet or the Rutt Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Rutt Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Rutt Division, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Seller and used by the Rutt Division and to be transferred hereunder lie wholly within the boundaries of the real property owned by the Seller and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     3.7 Condition and Sufficiency of Assets. The buildings, plants, structures, and equipment owned by the Seller and used in connection with the operation of the current business of the Rutt Division are structurally sound and are in good operating condition and repair, ordinary wear and tear excepted.

     3.8 Accounts Receivable. All accounts receivable of the Rutt Division that are reflected on the Rutt Interim Balance Sheet or on the accounting records of the Rutt Division as of the Effective Date, except for the Buyer Flagship Receivables and Seller Flagship Receivables (collectively, the "Accounts Receivable"), represent or will represent valid obligations owned by the account debtors arising from sales actually made or services actually performed in the ordinary course of business. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Rutt Interim Balance Sheet, which list sets for-th the aging of such Accounts Receivable.

     3.9 Inventory. All inventory of the Rutt Division, whether or not reflected in the Rutt Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Rutt Interim Balance Sheet or on the accounting records of the Rutt Division as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a last in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Rutt Division business.

     3.10 No Undisclosed Liabilities. Except as set forth in Schedule 3.10 hereto and in the definition of Retained Liabilities, the Rutt Division has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Rutt Interim Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

     3.11 Taxes. The Seller has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to the Rutt Division, either separately or as a member of a group of corporations, pursuant to Applicable Legal Requirements. The Seller" has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Seller related to the Rutt Division except such Taxes, if any, that are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Seller Audited Balance Sheet and the Rutt Interim Balance Sheet.

     3.12 No Material Adverse Change. Since the date of the Industries Audited Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of Industries, the Seller, or the Rutt Division, and no event has occurred or circumstance exists that may result in such a material adverse change.

     3.13 Employee Benefits. The Seller has delivered or made available to the Buyer a copy of all documents relating to each plan, welfare plan or benefit plan (collectively a "Plan") available to employees of the Rutt Division immediately prior to the Closing, including a summary description of each such plan, welfare plan or benefit plan.

     3.14   Compliance   with  Applicable   Legal   Requirements:   Governmental
Authorizations.

          (a) Except as set forth in Schedule 3.14:

               (i) the Seller, with respect to the Rutt Division, is, and at all times since December 1, 1996 has been, in material compliance with each Applicable Legal Requirement.

               (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Seller of, or a failure on the part of the Seller to be in material compliance with, any Applicable Legal Requirement, or (B) may give rise to any obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any material remedial action; and

               (iii) the Seller has not received, at any time since December 1, 1996, any written notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or material failure to comply with, any Applicable Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any material remedial action related to the operation of the current business of the Rutt Division.

          (b) Schedule 3.14 contains a complete and accurate list of each Governmental Authorization that is held by the Seller and that relates to the business of, or to any of the Assets owned or used by, the Rutt Division. Each Governmental Authorization listed or required to be listed in Schedule 3.14 is valid and in full force and effect. Except as set forth in Schedule 3,14:

               (i) the Seller is, and at all times since December 1, 1996 has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.14;

               (ii) no event has occurred or circumstance exists that will (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any material term or requirement of any Governmental

          Authorization listed or required to be listed in Schedule 3.14, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any material Governmental Authorization listed or required to be listed in Schedule 3.14;

               (iii) the Seller has not received, at any time since December 1, 1996, any written notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any material Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of any material Governmental Authorizations listed or required to be listed in Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such material Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The Governmental Authorizations listed in Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Seller to lawfully conduct and operate its Rutt Division business in the manner it currently conducts and operates such business and to permit the Seller to own and use the Assets, subject to necessary transfers, assignments or reissuances, in the manner in which it currently owns and uses such Assets.

     3.15 Legal Proceedings: Orders.

          (a) Except as set forth in Schedule 3.15, there is no pending Proceeding (to the extent Seller has been served with legal process):

               (i) that has been commenced by or against the Seller that relates to or may affect the business of the Rutt Division, or any of the Assets or that would have a material adverse affect on the Seller's ability to perform its obligations arising hereunder; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Seller, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that is reasonably likely to give rise to the commencement of any such Proceeding. The Seller has delivered to the Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.15. The

          Proceedings listed in Schedule 3.15 are not reasonably likely to have a material adverse effect on the business of the Rutt Division or the Assets.

          (b) Except as set forth in Schedule 3.15:

               (i) there is no Order to which the Seller is subject that would have a material adverse affect on the Seller's ability to perform its obligations arising hereunder; and

               (ii) the Seller is not subject to any Order that relates to the business of the Rutt Division or the Assets.

          (c) Except as set forth in Schedule 3.15:

               (i) the Seller is, and at all times since December 1, 1996, has been, in material compliance with all of the terms and requirements of each Order to which it, in connection with the business of the Rutt Division, or any of the Assets is or has been subject;

               (ii) no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a material violation of or failure to comply with any material term or requirement of any Order to which the Seller, in connection with the business of the Rutt Division, or any of the Assets, is subject; and

               (iii) the Seller has not received, at any time since December 1, 1996, any written notice or other written communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any material term or requirement of any Order to which the Seller, in connection with the business of the Rutt Division, or any of the Assets, is or has been subject.

     3.16 Absence of Certain Changes and Events. Except as set forth in Schedule 3.16, since the date of the Industries Audited Balance Sheet, the Seller has conducted the business of the Rutt Division only in the ordinary course of business and there has not been any:

          (a) change in the Seller's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Seller; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Seller of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock materially and adversely affecting the business of the Rutt Division,

          (b) amendment to the Organizational Documents of the Seller or Industries materially and adversely affecting the business of the Rutt Division;

          (c) payment or increase by the Rutt Division of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business) employee of the Seller or entry into any employment, severance, or similar Contract with any such director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Rutt Division other than the gain sharing plan described in Schedule 3.16(d);

          (e) damage to or destruction or loss of any Asset, whether or not covered by insurance, materially and adversely affecting the business of the Rutt Division;

          (f) entry into, termination of, or receipt of notice of termination of
     (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, relating to the business of the Rutt Division or (ii) any Contract or transaction involving a total remaining commitment by or to the Rutt Division of at least $10,000;

          (g) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any Asset or mortgage, pledge, or imposition of any lien or other encumbrance on any material Asset of the Rutt Division, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to the Rutt Division in excess of $10,000;

          (i) material change in the accounting methods used by the Seller relating to the Assets or the business of the Rutt Division, except as otherwise disclosed in Schedule 3.4; or

          (j) legally binding agreement, by the Seller, Industries, or the Rutt Division, as the case may be, to do any of the foregoing.

     3.17 Contracts: No Defaults.

          (a) Except for such contracts relating to the Seller's Management Information System in Coopersville, Michigan, which are Excluded Assets,
     Schedule 3.17(a) contains a complete and accurate list, and the Seller has delivered to the Buyer true and complete copies, of:

               (i)  each  Applicable  Contract  that  involves   performance  of
          services or delivery of goods or materials by the Rutt Division of an amount or value in excess of $50,000;

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Rutt Division of an amount or value in excess of $50,000;

               (iii) each Applicable Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of the Rutt Division in excess of $10,000;

               (iv)  each  lease,  rental  or  occupancy   agreement,   license,
          installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property included in the Assets (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

               (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property relating to the business of the Rutt Division, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

               (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Seller with any other Person;

               (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Seller with respect to the Rutt Division or limit the freedom of the Seller to engage in any line of business or to compete with any Person;

               (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (x) each Applicable Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by the Rutt Division to be responsible for consequential damages;

               (xi) each Applicable Contract for capital expenditures in excess of $20,000;

               (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Rutt Division other than in the ordinary course of business;

               (xiii) each dealer contract; and

               (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b) Except as set forth in Schedule 3.17(b):

               (i) the Seller (and to the Seller's Knowledge any Related Person of the Seller) has no, and may acquire no rights under, and has not and may not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the Assets of the Rutt Division; and

               (ii) no officer, director, agent, employee, consultant, or contractor of the Seller is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Rutt Division, or (B) assign to the Seller or to any other Person any rights to any invention, improvement, or discovery with respect to the business of the Rutt Division.

          (c) Except as set forth in Schedule 3.17(c), each Contract identified on Schedule 3.17(a) is in full force and effect and is valid and enforceable in accordance with its terms.

          (d) Except as set forth in Schedule 3.17(d):

               (i) the Seller is, and at all times since December 1, 1996 has been, in full compliance with all material terms and requirements of each Contract under which the Rutt Division has any obligation or liability or by which the Rutt Division or any of the Assets owned or used by the Rutt Division is or was bound;

               (ii) each other Person that has any obligation or liability under any Contract under which the Rutt Division has any rights is, and at all times since December 1, 1996 has been, in material compliance with all applicable terms and requirements of such Contract;

               (iii) to the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to contravene, conflict with, or result in a violation or breach of, or give the Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) the Seller has not given to or received from any other Person, at any time since December 1, 1996, any written notice or other written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Rutt Division under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation other than with respect to the Seller and Buyer Flagship Receivables.

          (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Rutt Division have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Applicable Legal Requirement.

     3.18 Insurance. The Seller has delivered to the Buyer a description of all insurance coverage with respect to the Rutt Division, including the amount of such coverage, the type of coverage, the premiums paid, exclusions to coverage and any self insurance coverage, The Seller has also provided the Buyer an insurance claims run for the past year with respect to the Rutt Division.

     3.19 Environmental. Except as set forth in Schedule 3.19:

          (a) The Seller is in material compliance with all Environmental Laws with respect to the Rutt Division.

          (b) The Seller has no basis to expect to receive, nor has the Seller or, to the Seller's Knowledge, any other Person for whose conduct it is or may be held responsible, received, any actual or threatened citation, directive, inquiry, notice, claim, Order, summons, warning, or other communication from any person that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply by, at or relating to the Rutt Division with any Environmental Law, or of any alleged, actual, or potential obligation of or relating to the Rutt Division to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by, for or relating to the Rutt Division, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (c) Except as to material compliance with Environmental Laws, which is subject to the representation at 3.19(a), neither the Seller nor any other Person for whose conduct it is or may be held responsible, has any
     Environmental, Health, and Safety Liabilities with respect to the Facilities or relating to the Rutt Division or with respect to any property geologically or hydrologically adjoining the Facilities.

          (d) Except for those Hazardous Materials presently being used in compliance with all Environmental Laws in the manufacturing operations of the current business of the Rutt Division, there are no Hazardous Materials present on or in (but not Released to) the Environment at or from the Facilities or, to the Seller's Knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or, to Seller's Knowledge, such adjoining property, or incorporated into any structure at the Facilities. Neither the Seller, or, to Seller's Knowledge, any other Person has permitted or conducted any Hazardous Activity at the Facilities, except those Hazardous Activities relating to the manufacturing operation of the Rutt Division conducted in compliance with Environmental Laws.

          (e) There has been no Release or, to the Knowledge of the Seller, Threat of Release, of any Hazardous Materials at or from the Facilities or, to the Seller's Knowledge, at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities or, to the Seller's Knowledge, onto the Facilities from any geologically or hydrologically adjoining property, whether by the Rutt Division or any other Person. No Facilities, and to the Seller's Knowledge no site or property used for the transportation, disposal or processing of Hazardous Materials from the Rutt Division, is listed or is proposed for listing on the National Priorities List pursuant to CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System List, or on any similar state or foreign list of sites requiring investigation or Cleanup; and no lien or Encumbrance has been filed or to Seller's Knowledge is threatened against either the Facilities or the Rutt Division under any Environmental Laws.

          (f) The Seller has delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Rutt Division or with respect to the Facilities with Environmental Laws, including, without limitation, all Goverrunental Authorizations required by Environmental Laws.

     3.20 Employees.

          (a) Schedule 3.20 contains a complete and accurate list of the following information for each active employee (full time or part time) of the Rutt Division: employer; name; job title; current compensation paid or payable and any change in compensation since December 1, 1996; vacation accrued; and seniority.

          (b) Except as set forth in Schedule 3.20, no employee of the Rutt Division is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee of the Rutt Division, or (ii) the ability of the Rutt Division to conduct its business, including any Proprietary Rights Agreement with the Seller by any such employee. To Seller's Knowledge, no director, officer, or other key employee of the Rutt Division has expressed the intention to terminate his or her employment.

     3.21 Labor Relations; Compliance. Since December 1, 1996, the Seller has not been a party to any collective bargaining or other labor Contract with respect to the employees and business of the Rutt Division. Since December 1, 1996, there has not been, there is not presently pending or existing, and to Sellers' Knowledge there is not threatened with respect to the employees and business of the Rutt Division, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Seller relating to the alleged violation of any Applicable Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment

Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Seller or its premises, or (c) any application for certification of a collective bargaining agent. To the Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute with respect to the employees and business of the Rutt Division. There is no lockout of any employees of the Rutt Division by the Seller, and no such action is contemplated by the Seller. The Seller has complied in all material respects with all Applicable Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes and occupational safety and health. The Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Applicable Legal Requirements.

     3.22 Intellectual Property.

          (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes the following Assets (excluding the Excluded Assets) that are necessary to operate the current business of the Rutt Division:

               (i) the name "Rutt Custom Kitchens" and all fictional business names, trading names, registered and unregistered trademarks, service marks and applications, to the extent transferable by the Seller (collectively, "Marks");

               (ii)  all  patents,  patent  applications,   and  inventions  and
          discoveries that may be patentable, to the extent transferable by the Seller (collectively, "Patents");

               (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

               (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

               (v) all know-how, trade secrets (as defined under Pennsylvania law, and including, but not limited to, confidential information, business plans, customer lists, customer profiles, cost and pricing data, sources of supply, systems and methods of manufacture, books and records, and known business opportunities) (collectively, "Trade Secrets"), software, technical information, data, process technology, plans, drawings, and blue prints, owned, used, or licensed by the Seller or the Rutt Division as licensee or licensor and necessary for the operation of the current business of the Rutt Division.

          (b) Agreements--Schedule 3.22(b) contains a complete and accurate list and summary description, including any royalties paid or received by the Seller or the Rutt Division, of all Contracts relating to the Intellectual Property Assets to which the Seller or the Rutt Division is a party or by which the Seller or the Rutt Division is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $ 2,500 under which the Seller or the Rutt Division is the licensee. There are no outstanding and, to the Seller's Knowledge, no threatened disputes or disagreements with respect to any such agreement.

          (c) Know-How Necessary for the Business

               (i) The Seller or the Rutt Division is the owner of all right, title, and interest in and to each of the Intellectual Property
          Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

               (ii) Except as set forth in Schedule 3.22(c), all former and current employees of the Rutt Division have executed written Contracts with the Rutt Division that assign to the Rutt Division all rights to any inventions, improvements, discoveries, or information relating to the business of the Rutt Division. To the Seller's Knowledge, no employee of the Rutt Division has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Rutt Division.

          (d) Patents

               (i) Schedule 3.22(d) contains a complete and accurate list and summary description of all Patents. The Seller or the Rutt Division is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii)  All  of  the  issued  Patents  are  currently  in  material compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions failing due within ninety days after the Closing Date.

               (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.

               (iv) No Patent is infringed or, to the Seller's Knowledge, has been challenged or threatened in any way. To the Seller's Knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Rutt Division infringes or is alleged to infringe any patent or other proprietary right of any other Person.

               (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

          (e) Trademarks

               (i) Schedule 3.22(e) contains a complete and accurate list and summary description of all Marks. The Seller or the Rutt Division is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in material compliance with all Applicable Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any material maintenance fees or taxes or actions failing due within ninety days after the Closing Date.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Seller's Knowledge, no such action is threatened with the respect to any of the Marks.

               (iv) To the Seller's Knowledge, there is no trademark or trademark application of any third party which potentially interferes with any of the Marks.

               (v) No Mark is infringed or, to the Seller's Knowledge, has been challenged or threatened in any way. To the Seller's Knowledge, none of the Marks used by the Rutt Division infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

          (f) Copyrights. Neither the Seller nor the Rutt Division has any Copyrights necessary to operate the current business of the Rutt Division.

          (g)  Trade  Secrets.  To the  Seller's  Knowledge  there  are no Trade
     Secrets relating to the conduct of the current business of the Rutt Division, other than the business plan, a true and correct copy of which was delivered by Seller to Buyer, that must be protected or prevented from being disclosed to members of the public, including, but not limited to, those individuals and entities considered by the Rutt Division to be its competitors. With respect to the business plan, the Seller has taken all reasonable steps to protect the secrecy, confidentiality, and value of the business plan. To the Seller's Knowledge, the business plan has not been used, divulged, or appropriated either for the benefit of any Person (other than the Seller, the Rutt Division, Industries and the Buyer) or to the detriment of the Seller.

     3.23 Certain Payments. Since December 3, 1995, neither the Seller nor, to the Seller's Knowledge, any director, officer, agent, or employee of the Seller acting for or on behalf of the Seller, or any other Person associated with or acting for or on behalf of the Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Seller or any Affiliate of the Seller, or (iv) in violation of any Applicable Legal Requirement, (b) established or maintained any fund or asset for or on behalf of the Seller that has not been recorded in the books and records of the Seller.

     3.24 Disclosure. No representation or warranty of the Seller in this Agreement and no statement in the Schedules hereto contains an untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     3.25 Relationship With Related Persons. Neither the Seller nor any Related Person of the Seller has, or since the first day of the next to last completed fiscal year of the Seller has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or relating to the business of the Rutt Division. Neither the Seller nor any Related Person of the Seller has, or since the first day of the next to last completed fiscal year of the Seller has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Seller relating to the business of the Rutt Division other than business dealings or transactions conducted in the ordinary course of business with the Seller relating to the business of the Rutt Division at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Seller with respect to any line of the products or services of the Seller relating to the business of the Rutt Division (a "Competing Business") in any market presently served by the Seller relating to the business of the Rutt Division. Except as set forth in Schedule 3.25, to Seller's Knowledge no Related Person of the Seller is a party to any Contract with, or has any claim or right against, the Seller relating to the business of the Rutt Division.

     3.26 Brokers or Finders. The Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     3.27 Knowledge. To the extent that any representations or warranties made in this Section 3 are based upon the Knowledge of the members of the Management Group, such 'individuals, either as a part of their regular responsibilities or as a result of inquiries by them or appropriate persons designated by them, or any of them, for such purpose, in connection with the execution of this Agreement, have sufficient Knowledge of the business of the Rutt Division and the Seller to make such representations or warranties in good faith with no actual knowledge of any fact which would materially impair their respective abilities to make such representations and warranties.

     3.28 Warranties. The Seller, with respect to the business of the Rutt Division, has not entered into any warranty agreements with any customer of the Rutt Division, other than warranty agreements in the form(s) provided to the Buyer by the Seller pursuant to Schedule 3.28.

     3.29 Warranty Reserve. The reserve for product warranty claims of the Rutt Division ("Warranty Reserve") as of August 3, 1997 was in the amount of approximately $426,000 and will be no greater than $426,000 as of the Closing Date.

     3.30 Inventory Reserve. The reserve against inventory, exclusive of the LIFO reserve ("Inventory Reserve"), of the Rutt Division as of August 3, 1997 was in the amount of approximately $84,000 and will be no greater than $84,000 as of the Closing Date.

     3.31 Accounts Receivable Reserve. The reserves for uncollectible accounts receivable and cash discounts of the Rutt Division ("Accounts Receivable Reserve") as of August 3, 1997 was in the amount of approximately $317,000 and will be no greater than $317,000 as of the Closing Date.

     4. REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants to the Seller as follows:

     4.1 Organization and Good Standing. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the

Commonwealth of Pennsylvania, and is not authorized to do business in any other jurisdiction. The Buyer has full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. The Buyer has delivered to the Seller copies of the Organizational Documents of the Buyer as currently in effect.

     4.2 Authority; No Conflict.

          (a) This Agreement constitutes the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. Upon the execution and delivery by the Buyer of the Escrow Agreement, the MIS Service Agreement, the Assumption Agreement, and the Noncompetition Agreement (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

          (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by the Buyer nor the consummation or performance of any of the Contemplated Transactions by the Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

               (i) any provision of the Buyer's Organizational Documents;

               (ii) any resolution adopted by the sole members of the Buyer;

               (iii) any Applicable Legal Requirement or Order to which the Buyer may be subject; or

               (iv) any Contract to which the Buyer is a party or by which the Buyer may be bound.

Except as set forth in Schedule 4.2, the Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against the Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Buyer's Knowledge, no such Proceeding has been threatened.

     4.4 Brokers or Finders. The Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Seller harmless from any such payment alleged to be due by or through the Buyer as a result of the action of the Buyer or its officers or agents.

     4.5 Solvency. Buyer will be solvent immediately following the Closing.

5.       COVENANTS OF SELLER

     5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Seller will (a) afford the Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") access upon reasonable notice and during business hours to the Seller's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, which relate to the business of the Rutt Division (b) furnish the Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data which relate to the business of the Rutt Division as the Buyer may reasonably request, and
(c) furnish the Buyer and Buyer's Advisors with such additional financial, operating, and other data and information which relate to the business of the Rutt Division as the Buyer may reasonably request.

     5.2 Operation of the Rutt Division Business. Between the date of this Agreement and the Closing Date, the Seller will:

          (a) conduct the business of the Rutt Division only in the ordinary course of business;

          (b) use its Best Efforts to preserve intact the current business organization of the Rutt Division, keep available the services of the current employees, and agents of the Rutt Division, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Rutt Division;

          (c) confer with the Buyer concerning operational matters of a material nature; and

          (d) otherwise report periodically to the Buyer concerning the status of the business, operations, and finances of the Rutt Division.

     5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Seller will not without the prior consent of the Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

     5.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Seller will make all filings required by Applicable Legal
Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Seller will (a) cooperate with the Buyer with respect to all filings, if any, that Buyer elects to make or is required by Applicable Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with the Buyer in obtaining all consents identified in Schedule 4.2.

     5.5 Notification. Between the date of this Agreement and the Closing Date, the Seller will promptly notify the Buyer in writing if the Seller becomes aware of any fact or condition that causes or constitutes a breach of any of the Seller's representations and warranties as of the date of this Agreement, or if the Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules hereto if the Schedules hereto were dated the date of the occurrence or discovery of any such fact or condition, the Seller will promptly deliver to the Buyer a supplement to the Schedules hereto specifying such change. During the same period, the Seller will promptly notify the Buyer of the occurrence of any breach of any covenant of the Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     5.6 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Seller will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Buyer) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the Rutt Division or similar transaction involving the Rutt Division which would affect the Contemplated Transactions.

     5.7 Best Efforts. Between the date of this Agreement and the Closing Date, the Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     5.8 Conversion of Flagship Receivables. The Seller shall, on or prior to the Closing Date, convert the Seller Flagship Receivables into (a) four (4) notes due to the Seller from the applicable account debtors substantially in the forms of Exhibits 5.8(a)-(d) with respect to $700,000 of the Seller Flagship Receivables (the "Seller Flagship Notes") and (b) two (2) notes due to the Buyer from the applicable account debtors substantially in the forms of Exhibits 5.8(e)-(f) with respect to $300,000 of the Buyer Flagship Receivables (the "Buyer Flagship Notes").

     5.9 Assignment of Merchandise Mart Lease. At the Closing, the Seller will assign all of its rights and obligations under the Merchandise Mart Lease to the Buyer and, except as otherwise expressly set forth herein, the Buyer shall be responsible for all payments thereunder. The Seller will reimburse the Buyer for all rent payments made by the Buyer under the Merchandise Mart Lease with respect to unutilized space for any months subsequent to the first twelve (12) months following the Closing Date, provided. however, that the Buyer shall give the Seller one hundred eighty (180) days' notice of its intent not to use unutilized space under the Merchandise Mart Lease and provided further, that the Seller will not reimburse the Buyer for rent payments made for any month occurring prior to one hundred eighty (180) days after notice is provided to the Seller by the Buyer.

     5.10 Operations Between Effective Date and Closing Date. Between the Effective Date and the Closing Date, Seller will hold all cash receipts of the Rutt Division in trust for the benefit of Buyer, to be paid to the Buyer at Closing (as contemplated in subparagraph (n) of the definition of Assets) and will not, without the prior written consent of Buyer, pay any liabilities of the type described in the definition of Assumed Liabilities.

     5.11 Environmental Matters. Within 90 days from the Closing Date, the Seller at its expense will complete, with Buyer's reasonable cooperation, all of the work listed in Schedule 5.11 relating to environmental conditions at the Facilities. If the Seller has not completed all such work within 90 days from the Closing Date, the Buyer may elect to complete any unfinished work called for in Schedule 5.11, in which case the Seller shall indemnify and hold harmless the Buyer for, and will pay to Buyer, the reasonable costs, fees, and expenses (including reasonable attorneys', engineers' and consultants' fees), incurred by Buyer to complete such work. This indemnity will not be exclusive of or limit any other remedies that may be available to the Buyer.

     5.12 Product Liability Insurance. Following the Closing Date, the Seller will maintain product liability insurance covering all products of the Rutt Division manufactured or shipped prior to the Closing Date.

6.       COVENANTS OF BUYER

     6.1 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, the Buyer will, and will cause each of its Related Persons to, make all filings required by Applicable Legal Requirements to be made by them to consummate the

Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Buyer will, and will cause each Related Person to, cooperate with the Seller with respect to all filings that the Seller is required by Applicable Legal Requirements to make in connection with the Contemplated Transactions, and
(ii) cooperate with the Seller in obtaining all Consents identified on Schedule 3.2; provided that this Agreement will not require the Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     6.2 Best Efforts. Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, the Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

     6.3 Assumption of Merchandise Mart Lease. At the Closing, the Buyer will:

          (a) assume all of the rights and obligations of the Seller under the Merchandise Mart Lease including but not limited to the obligation to make all rent payments under such lease (subject to the Buyer's right to be reimbursed under Section 5.9); and

          (b) (i) use its best efforts to have the property subject to the Merchandise Mart Lease utilized at all times, either by the Buyer or a third party; (ii) immediately notify the Seller in the event any such property is not being utilized at any time; and (iii) provide the Seller with one hundred eighty (180) day prior written notice of the Buyer's intention not to use any such property which becomes unutilized.

     6.4 Product Liability Insurance. Following the Closing Date, the Buyer shall maintain product liability insurance covering all products of the Rutt Division manufactured from and after the Closing Date.

     6.5 Reimbursement of Seller. At the Closing, the Buyer will reimburse Seller for those trade accounts payable and accrued liabilities paid by Seller between the Effective Date and the Closing Date, but only to the extent such payables and accrued liabilities, other than those necessary to fill customer orders received in the ordinary course of business, were approved in writing by Buyer prior to being incurred.

     7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. The Buyer's obligation to purchase the Assets and to take the other actions required to be taken by the Buyer at the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Buyer, in whole or in part):

     7.1 Accuracy of Representations. All of the Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate In all respects as of the date of this Agreement, and except as to those representations and warranties that contain express material qualifications, must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     7.2 Seller's Performance.

          (a) All of the covenants and obligations that the Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Section 5 must have been performed and complied with in all material respects.

     7.3 Consents. Each of the Consents identified in Schedules 3.2 and 4.2 must have been obtained and must be in full force and effect.

     7.4 Additional Documents. Each of the following documents must have been delivered to the Buyer:

          (a) an opinion of counsel to the Seller, dated the Closing Date, in the form of Exhibit 7.4(a);

          (b) estoppel certificates executed on behalf of. (i) each landlord of real estate leased by Seller in respect of the Rutt Division, and (ii) each dealer of the Rutt Division, dated as of the Closing Date, each in the form of Exhibit 7.4(b)(i)-(ii), respectively; and

          (c) such other documents as the Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
     Section 8.4(a), (ii) evidencing the accuracy of any of the Seller's representations and warranties, (iii) evidencing the performance by the Seller of, or the compliance by the Seller with, any covenant or obligation required to be performed or complied with by the Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

     7.5 No Proceeding. Since the date of this Agreement, there must not have been commenced or threatened against the Buyer, or against any Person affiliated with the Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     7.6 No Claim Regarding Sale Proceeds. There must not have been made or threatened by any Person any claim asserting that such Person is entitled to all or any portion of the Purchase Price payable for the Assets.

     7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Buyer or any Person affiliated with the Buyer to suffer any material adverse consequence under, (a) any Applicable Legal Requirement or applicable Order, or (b) any Applicable Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     7.8 Delivery of Buyer Flagship Notes. The Buyer will have received delivery of the Buyer Flagship Notes.

     7.9 Financing. Receipt by Buyer of (i) a commitment from Nations Credit Commercial Corporation to make available to Buyer certain credit facilities in an amount and upon terms satisfactory to Buyer, and (ii) loan proceeds representing the requested portion of those credit facilities.

     8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE. The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

     8.1 Accuracy of Representations. All of the Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all respects as of the date of this Agreement and, except as to those representations and warranties that contain express materiality qualifications, must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     8.2 Buyer's Performance.

          (a) All of the covenants and obligations that the Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and compiled with in all material respects.

          (b) The Buyer must have delivered each of the documents required to be delivered by the Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and 2.4(b)(iii).

     8.3 Consents. Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

     8.4 Additional Documents. The Buyer must have caused the following documents to be delivered to the Seller:

          (a) an opinion of Duane, Morris & Heckscher LLP, dated the Closing Date, in the form of Exhibit 8.4(a); and

          (b) such other documents as the Seller may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
     Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of the Buyer, (iii) evidencing the performance by the Buyer of, or the compliance by the Buyer with, any covenant or obligation required to be performed or complied with by the Buyer, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     8.5 No  Injunction.  There  must  not be in  effect  any  Applicable  Legal
Requirement or any injunction or other Order that prohibits the sale of the Assets by the Seller to the Buyer.

     8.6 No Proceed Since the date of this Agreement, there must not have been commenced or threatened against the Seller, or against any Person affiliated with the Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     8.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Seller or any Person affiliated with the Seller to suffer any material adverse consequence under, (a) any Applicable Legal Requirement or applicable Order, or (b) any Applicable Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     8.8 Delivery of Seller Flagship Notes. The Seller will have received delivery of the Seller Flagship Notes.

     9. TERMINATION.

     9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing Date, be terminated:

          (a) by either the Buyer or the Seller if a breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

          (b) (i) by the Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Buyer to comply with its obligations under this Agreement) and the Buyer has not waived such condition on or before the Closing Date; or (ii) by the Seller, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Seller to comply with its obligations under this Agreement) and the Seller has not waived such condition on or before the Closing Date;

          (c) by mutual consent of the Buyer and the Seller; or

          (d) by either the Buyer or the Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 20, 1997, or such later date as the parties may agree upon.

     9.2 Effect of Termination.  Each party's right of termination under Section
9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.2 and 11.4 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     10. INDEMNIFICATION; REMEDIES.

     10.1 Survival, Right to Indemnification Not Affected by Knowledge@e. All representations, warranties, covenants, and obligations in this Agreement, the Schedules hereto, any supplements to the Schedules hereto, the certificate delivered pursuant to Section 2.4(a)(iii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing except to the extent otherwise expressly provided herein. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation; provided. however, that if Buyer (i) accepts in writing prior to the Closing any Schedule or supplement to such Schedule delivered by the Seller, by Buyer's initialing such Schedule or supplement, and (ii) consummates the Closing of Contemplated Transactions, the Buyer shall have no right to indemnification hereunder with respect to matters that come within the scope of Assumed Liabilities and are disclosed in such Schedule or supplement.

     10.2 Indemnification and Payment of Damages by Seller. The Seller will indemnify and hold harmless the Buyer and its Representatives, controlling persons, and affiliates (collectively, the " Buyer Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, or expense (including costs of Cleanup and defense and reasonable attorneys', engineers' and consultants' fees), whether or not involving a third-party claim and all costs and expenses (including reasonable attorneys' fees with respect to claims for which a party claiming indemnity is entitled to such indemnity pursuant to this Section) incurred to enforce this indemnification (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by the Seller in this Agreement, the Schedules hereto, the supplements to the Schedules hereto, or any other certificate or document delivered by the Seller pursuant to this Agreement;

          (b) any breach by the Seller of any covenant or obligation of the Seller in this Agreement;

          (c) any product shipped or manufactured b , or any services provided by, the Seller, with respect to the Rutt Division, prior to the Closing Date;

          (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Seller (or any Person acting on its behalf) in connection with any of the Contemplated Transactions',

          (e) any warranty claims with respect to formulation changes in coatings and sealers, contained on products manufactured by the Buyer within six (6) months from the Closing Date provided such claims are asserted within eighteen (18) months from the Closing Date, or in the case of any reformulation required with respect to items I and 2 on Schedule 5.11, within six (6) months of when such reformulation is incorporated into the manufacturing process, provided such claims are asserted within eighteen (18) months of when such reformulation is incorporated into the manufacturing process;

          (f) any warranty claims in an amount exceeding the Warranty Reserve with respect to written warranties given on or prior to the Closing Date by the Rutt Division to its customers;

          (g) the amount by which the book value of inventory items which are obsolete, unusable, unsaleable or below-standard as of the Closing Date exceeds the Inventory Reserve;

          (h) any claims with respect to uncollectible accounts receivable (other than with respect to the validity thereof, which is covered by Section 3.8 and clause (a) of this Section) as of the Closing Date in an amount exceeding the Accounts Receivable Reserve.

          (i) any Retained Liabilities.

     The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to the Buyer or the other Indemnified Persons.

     10.3 Indemnification and Payment of Damages by Seller--Environmental Matters. In addition to the provisions of Section 10.2, the Seller will indemnify and hold harmless the Buyer, and the other Indemnified Persons for, and will pay to the Buyer, and the other Indemnified Persons the amount of, any Damages for which the Buyer and such other Indemnified Persons are or may become liable (including costs of Cleanup) arising, directly or indirectly, from or in connection with:

          (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership (but not operation) of the Facilities at any time on or prior to the Closing Date, (B) any Hazardous Activity or operation at the Facilities (or at any other property, if such Hazardous Activity or operation is conducted by the Rutt Division or any Person for whose conduct the Rutt Division is or may be held responsible) at any time on or prior to the Closing Date, except those Hazardous Activities and operations relating to the manufacturing operation of the Rutt Division that are, at the Closing Date, being conducted at the Facilities in compliance with all Environmental Laws, (C) any Hazardous Materials that were Released or present on or at the Facilities at any time on or prior to the Closing Date, except to the extent such Hazardous Materials were, at the Closing Date, being used in the manufacturing operations of the Rutt Division in compliance with all Environmental Laws;
     (D) any Hazardous Materials, located off of the Facilities, that were generated, transported, stored, treated, Released, or otherwise handled at any time on or prior to the Closing Date by the Rutt Division or by any Person for whose conduct the Rutt Division is or may be held responsible, or (ii) any of the matters identified in Schedule 5.11 or Seller's covenants in Section 5.11 relating thereto; or

          (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Rutt Division in any way arising (i) from any Hazardous Activity conducted with respect to the Facilities or the operation of the Rutt Division prior to the Closing Date, or (ii) from Hazardous Material that was (A) present (but not Released to the Environment) at any time on or before the Closing Date on or at the Facilities (or at any other property, if such Hazardous Material emanated from any of the Facilities) or (B) Released or Threatened to be Released (whether such Release or Threat of Release is permitted by or in compliance with all Environmental
     Laws) at any time on or prior to the Closing Date by the Rutt Division or any Person for whose conduct the Rutt Division is or may be held responsible.

     The Buyer will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.9 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3. Except as provided in this paragraph, the procedures of Section 10.8 shall apply to the indemnification and defense of third party claims relating to this Section 10.3. Buyer shall provide to Seller notice and, to the extent practicable and reasonable, opportunity for comment with regard to reports, work plans and significant filings and other communications regarding any Cleanup or related Proceeding for which indemnification is sought under this Section 10.3; however, the failure to provide such notice or opportunity for comment does not release, waive or relieve Seller from its indemnity responsibilities hereunder except to the extent Seller can prove that Seller is actually prejudiced thereby. Buyer shall take reasonable steps to minimize and mitigate Damages related to any Cleanup or other Proceeding for which indemnity is sought hereunder.

     The foregoing provisions shall neither limit nor expand the scope of Assumed Liabilities and Retained Liabilities.

     10.4 Indemnification and Payment of Damages by Buyer. The Buyer will indemnify and hold harmless the Seller and Seller's Representatives, controlling stockholders and affiliates (collectively "Seller Indemnified Persons") (Seller Indemnified Persons and Buyer Indemnified persons together to be referred to as "Indemnified Persons"), and will pay to the Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by the Buyer in this Agreement or in any certificate delivered by the Buyer pursuant to this Agreement, (b) any breach by the Buyer of any covenant or obligation of the Buyer in this Agreement, (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions, (d) any product manufactured by Buyer after the Closing Date except those covered by the provisions of Section 10.2(e), and (e) Assumed Liabilities.

     10.5 Time Limitations. If the Closing occurs, the Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to or after the Closing Date, except with respect to (i) the Retained Liabilities and (ii) those in Article 3 and Sections 5.9, 5.11, 5.12, 10.2 and 10.3, provided that,

          (a) with respect to Sections 3.30,  3.31, and Sections  10.2(c),  (d),
     (g), and (h), the Seller shall have no liability unless on or before 15 months after the Closing Date, the Buyer notifies the Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer;

          (b) claims with respect to the Retained Liabilities or Sections 3.3, 3.6, and 5.12, or a claim with respect to any breach of any of the Seller's representations and warranties of which the Seller had Knowledge at any time prior to the date on which such representation or warranty is made or any intentional breach by the Seller of any covenant or obligation, may be made at any time;

          (c) claims with respect to Sections 3.11, 3.13, or 5.9 may be made until the expiration of the applicable statute of limitations for such claim;

          (d) claims with respect to Section 3.19, Section 5.11 and Section 10.3 may be made within five (5) years after the Closing Date;

          (e) with respect to Section 10.2(e) the Seller's liability shall be limited to claims for products manufactured within six (6) months from the Closing Date, and for which such claim is asserted within eighteen (18) months from the Closing Date;

          (f) claims with respect to Section 3.29 and Section 10.2(f) may be made within eighteen (18) months from the Closing Date;

          (g) with respect to all other claims against the Seller relating to any representation or warranty, or covenant or obligation to be performed and complied with prior to or after the Closing Date (e.g., except for those claims addressed in clauses (a), (b), (c), (d), (e) and (f) above), the Seller shall have no liability unless on or before 15 months after the Closing Date, the Buyer notifies the Seller of such claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer.

     If the Closing occurs, the Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless, on or before fifteen (15) months after the Closing Date, the Seller notifies the Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Seller, except for (i) claims with respect to Section 6.3, which may be made until the expiration of the applicable statute of limitations for such claim, and (ii) claims with respect to Section 6.4, which may be made at any time.

     10.6 Limitations on Amount--Seller. The Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clauses
(a), (b), (c), (f), (g) and (h) of Section 10.2, until the total of all Damages with respect to such matters exceeds $120,000, and then only for the amount by which such Damages exceed $120,000, except that claims with respect to the covenants in Sections 5. 1 1 and 5.12 will not be subject to such limitations. Seller shall have no liability for Damages in excess of $3,000,000 with respect to the matters described in Section 3.19, Section 10.3 and in clauses (a), (b),
(c), (d), (e), (f), (g) and (h) of Section 10.2. However, this Section 10.6 will not apply to any breach of any of the Seller's representations and warranties of which the Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Seller of any covenant or obligation, and the Seller shall be fully liable for all Damages with respect to any such breach. This Section 10.6 also shall not apply to claims relating to Section 5.1 1. The foregoing shall neither limit nor expand the scope of Assumed Liabilities and Retained Liabilities.

     10.7 Limitations on Amount--Buyer. The Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause
(a), (b) or (d) of Section 10.4 until the total of all Damages with respect to such matters exceeds $120,000, and then only for the amount by which such Damages exceed $120,000, except that claims with respect to the covenants in
Section 6.4 will not be subject to such limitations. However, this Section 10.7 will not apply to any breach of any of the Buyer's representations and warranties of which the Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by the Buyer of any covenant or obligation, and the Buyer will be liable for all Damages with respect to any such breach.

     10.8 Procedure for Indemnification--Third Party Claims.

          (a) Promptly after receipt by an indemnified party (including Indemnified Persons) under Section 10.2, 10.4, or (to the extent provided in the second to last paragraph of Section 10.3) Section 10.3 of notice of a claim or the commencement of any Proceeding made or asserted by a third party against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Sections, give written notice to the indemnifying party of such claim or commencement of such Proceeding, within thirty (30) days of the indemnified party's receipt of notice of the claim or Proceeding, but the failure to notify the indemnifying party within such thirty (30) day period will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such claim or Proceedings is prejudiced by the indemnifying party's failure to give such notice in a timely manner.

          (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and the indemnified party gives notice to the indemnifying party of commencement of such Proceeding, the indemnifying party will, unless the Proceeding involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless
     (i) the indemnifying party is a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend a Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims
     made  in  that   Proceeding   are  within  the  scope  of  and  subject
     to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Applicable Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) No claim made pursuant to this Section 10 shall be deemed to be an "indemnifiable claim" unless and until either: the parties hereto have agreed, or a court of competent jurisdiction has issued a final, non-appealable order or determination, in each case, that such claim is an indemnifiable claim and the extent to which such claim is indemnifiable by the parties.

          (d) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a claim or Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such claim or Proceeding, but the indemnifying party will not be bound by any determination of a claim or Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (e) The Seller and Buyer hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Seller and Buyer with respect to such a claim anywhere in the world.

     10.9 Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim shall be asserted by written notice given by the indemnified party to the indemnifying party. The indemnifying party shall have a period of thirty (30) days within which to respond thereto. If the indemnifying party does not respond within such thirty (30) day period, the indemnifying party shall be deemed to have accepted responsibility for such indemnity, and shall have no further right to contest the validity of such claim. If the indemnifying party does respond within such thirty (30) day period and rejects such claim in whole or in part, the indemnified party shall be free to pursue such remedies as may be available to it under applicable law.

     11. GENERAL PROVISIONS.

     11.1 Employees of Seller. Immediately prior to the Closing Date, the Seller will terminate and the Buyer will offer employment to, all active full-time and part-time Rutt Division Associates that are on the payroll of the Rutt Division as of such date and who are identified on Schedule 3.20. The Buyer expressly assumes any and all liability arising under the Federal Workers Adjustment and Retraining Act or any equivalent Pennsylvania statute as a result of the consummation of the Contemplated Transactions.

     11.2 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     11.3 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the Buyer and the Seller determine. Unless consented to by the other party in advance or required by Applicable Legal Requirements, prior to the Closing each party shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Seller and the Buyer will consult with each other concerning the means by which the Rutt Division employees, customers, and suppliers and others having dealings with the Rutt Division will be informed of the Contemplated Transactions, and the Buyer will have the right to be present for any such communication.

     11.4 Confidentiality. Between the date of this Agreement and the Closing Date, the Buyer and the Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Buyer and the Seller to maintain in confidence any written, oral, or other information obtained in confidence from another party or the Seller in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

     If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     11.5 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Seller:

                  Harrow Products, Inc.
                  2627 East Beltline, SE
                  Grand Rapids, MI 49546
                  Fax: (616) 942-2170
                  Attention: James S. Dahlke,
                  President and Chief Operating Officer

         with a copy to:

                  Curtis, Mallet-Prevost, Colt & Mosle
                  101 Park Avenue
                  New York, NY 10178
                  Fax: (212) 697-1559
                  Attention: Eileen P. Matthews, Esquire

         Buyer:

                  Rutt Custom Cabinetry, LLC
                  c/o Berwind Financial Group, L.P.
                  3000 Centre Square West
                  Philadelphia, PA 19102
                  Fax: (215) 564-5402
                  Attention: Peter Askey
         with a copy to:

                  Duane, Morris & Heckscher LLP
                  One Liberty Place
                  Philadelphia, PA 19103
                  Fax: (215) 979-1020
                  Attention: Vincent F. Garrity, Jr., Esquire

     11.6 Jurisdiction: Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Philadelphia, or, if it has or can acquire Jurisdiction, in the United States District Court for the Eastern District of Pennsylvania, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.7 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.8 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.9 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Berwind Financial Group, L.P. and the Seller dated September 5, 1997 and accepted by the Seller on September 11, 1997) and constitutes (along with the documents referred to In this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     11.10 Schedules.

          (a) The disclosures in the Schedules to this Agreement, and those in any supplement(s) thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

          (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules to this Agreement (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     11.11 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other party, except that the Buyer may assign any of its rights under this Agreement to any Subsidiary of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.13 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     11.14 Governing Law. This Agreement will be governed by the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

     11.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.16 Guaranty. Industries hereby joins in this Agreement for the limited purpose of guaranteeing, and does hereby irrevocably and unconditionally guarantee to the Buyer the full and faithful performance, keeping, observance and fulfillment by the Seller of all agreements, covenants, and obligations of the Seller contained in the Agreement or any document executed in connection herewith (the "Seller's Obligations"). The liability of Industries in respect of this guaranty ("Guaranty") shall be immediate and shall not be contingent upon the exercise or enforcement by the Buyer of whatever remedies it may have against the Seller. Industries shall indemnify and hold harmless the Buyer from and against any loss, liability, claim, obligations, Damages, cost or expense (including reasonable attorney's fees) arising out of Industries' breach of this Guaranty. Industries hereby represents and warrants to the Buyer as follows, all of which shall survive the execution of this Agreement:

          (a) Industries has the capacity to execute and deliver the Agreement and perform this Guaranty thereunder; and

          (b) The Agreement has been duly executed and delivered by Industries to effect this Guaranty, and constitutes the legal, valid, and binding obligation of Industries enforceable against Industries in accordance with its terms; and all acts, conditions, consents, grants of approval, and things required to be done and performed and to have happened or been granted precedent to the execution, delivery, and performance of this Agreement and Guaranty (without violating any law, regulation, governmental requirement, judgment, order or decree or any agreement binding on Industries or on any property of Industries or resulting in the creation or imposition of or the obligation to create or impose any lien on any property of Industries) have been effected in compliance with all Applicable Legal Requirements.

     This Guaranty constitutes a continuing guarantee and shall: (i) remain in full force and effect until all of the Seller's Obligations have been performed;
(ii) be binding upon Industries and its successors and assigns; and (iii) inure to the benefit of and be enforceable by the Buyer and its successors and assigns.

     If the Buyer shall have instituted any proceeding to enforce any right or remedy under this Guaranty or the Agreement and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Buyer, then, except as otherwise provided in any such determination, the Buyer, the Seller and Industries shall, subject to any determination in such proceeding, be restored severally and respectively to their respective former positions hereunder and thereunder, and thereafter all rights and remedies of the Buyer shall continue as though no such proceeding had been instituted.

     The foregoing Guaranty constitutes a contract for surety under Pennsylvania law running in favor and for the benefit of Buyer.

     Nothing herein shall be construed to require that notice to or consent of Industries be obtained in order to amend or modify the provisions of the Agreement or settle any dispute arising thereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                               RUTT CUSTOM CABINETRY, LLC

                               By:      CLASSIC KITCHENS, LLC, its sole member

                               By:      BFG HERITAGE INVESTORS, L.P., its sole
                                        member

                               By:      BERWIND FINANCIAL GROUP, L.P., its
                                        general partner


                               By:      BERWIND FINANCIAL MANAGEMENT,
                                        INC., its general partner

                               By       /s/ Peter M. Askey
                                        Name: Peter M. Askey
                                        Title: Principal


                               HARROW PRODUCTS, INC.


                               By /s/ John S. Hogan
                                  Name: John S. Hogan
                                  Title: VP & CFO


                               HARROW INDUSTRIES, INC.


                               By /s/ John S. Hogan
                                  Name: John S. Hogan
                                  Title: VP & CFO


105027